                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 ______________

                                   FORM 8-K/A



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported) January 31, 1995
                                                        ----------------


                                FURON COMPANY
 ----------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)



    California                     0-8088                     95-1947155
 ----------------------------------------------------------------------------
 (State or other                (Commission                 (IRS Employer
 Jurisdiction of                File Number)                Identification
 Incorporation)                                                 Number)


 29982 Ivy Glenn Drive, Laguna Niguel, California                    92677
 ----------------------------------------------------------------------------
 (Address of Principal Executive Offices)                          (Zip Code)



             Registrant's telephone number, including area code:
                                (714) 831-5350
                                --------------

                                Not applicable
- ----------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS



                                                                                                            Page
                                                                                                           Number
                                                                                                           ------
                 (a)   Financial statements of business acquired
                       -----------------------------------------

                       Custom Coating & Laminating Corporation:

                       Report of Independent Accountants                                                     3

                       Balance Sheet, January 31, 1995                                                       4

                       Statement of Income and Retained                                                      5
                          Earnings for the twelve month
                          period ended January 31, 1995

                       Statement of Cash Flows for the                                                       6
                          twelve month period ended
                          January 31, 1995

                       Notes to Financial Statements                                                         7

                 (b)   Pro forma financial information
                       -------------------------------

                       Pro Forma Balance Sheet as of January 28, 1995                                       12

                       Notes to Pro Forma Balance Sheet
                          as of January 28, 1995                                                            14

                       Pro Forma Statement of Income
                          for the year ended January 28, 1995                                               15

                       Notes to Pro Forma Statement of Income
                          for the year ended January 28, 1995                                               16

                 (c)   Exhibits
                       --------

                       Index to Exhibits                                                                    18

                       23.  Consent of Independent Accountants                                              19


                      REPORT OF INDEPENDENT ACCOUNTANTS


March 31, 1995

To the Board of Directors and Stockholders of Custom Coating and Laminating Corporation

In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Custom Coating and Laminating Corporation at January 31, 1995, and the results of its operations and its cash flows for the twelve month period then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP

CUSTOM COATING AND LAMINATING CORPORATION
BALANCE SHEET
- -----------------------------------------------------------------------------

                                                                   January 31,
                                                                      1995
Assets
Current assets:
   Cash and cash equivalents                                       $  237,000
   Accounts receivable, net of allowance for doubtful
     accounts of $110,000                                           2,050,000
   Inventories                                                      2,980,000
   Prepaid expenses                                                    52,000
   Deferred income taxes                                               27,000
                                                                   ----------
        Total current assets                                        5,346,000

Property, plant and equipment, net                                  2,392,000
                                                                   ----------
                                                                   $7,738,000
                                                                   ==========
Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable and accrued expenses                           $1,889,000
   Accrued payroll and employee benefits                              385,000
   Current portion of long-term debt                                   87,000
   Income taxes payable                                               167,000
                                                                   ----------
        Total current liabilities                                   2,528,000
                                                                   ----------
Long-term debt                                                        369,000
                                                                   ----------
Deferred income taxes                                                  22,000
                                                                   ----------
Commitments and contingencies (Notes 9 and 10)

Stockholders' equity:
   Class A Common Stock, voting, no par value;
    3,750 shares authorized; 1,200 shares issued and
    outstanding                                                        15,000
   Class B Common Stock, non-voting, no par value;
    3,750 shares authorized; 1,200 shares issued and
    outstanding                                                        15,000
   Retained earnings                                                4,789,000
                                                                   ----------
     Total stockholders' equity                                     4,819,000
                                                                   ----------
                                                                   $7,738,000
                                                                   ==========

                  The accompanying notes are an integral part
                         of these financial statements.

CUSTOM COATING AND LAMINATING CORPORATION
STATEMENT OF INCOME AND RETAINED EARNINGS
- -----------------------------------------------------------------------------

                                                           For the twelve
                                                         month period ended
                                                          January 31, 1995
Net sales                                                    $24,017,000
Cost of goods sold                                            17,629,000
                                                             -----------
     Gross profit                                              6,388,000

Sales and marketing expenses                                   1,280,000
General and administrative expenses                            1,551,000
Research and development expenses                                275,000
                                                             -----------
     Income from operations                                    3,282,000
Interest income                                                   87,000
Interest and other expenses                                     (128,000)
                                                             -----------
     Income before provision for state
      income taxes                                             3,241,000
Provision for state income taxes                                 182,000
                                                             -----------
     Net income                                                3,059,000
Retained earnings, January 31, 1994                            5,471,000
Distributions to stockholders                                 (3,741,000)
                                                             -----------
Retained earnings, January 31, 1995                          $ 4,789,000
                                                             ===========





                  The accompanying notes are an integral part
                         of these financial statements.

CUSTOM COATING AND LAMINATING CORPORATION
STATEMENT OF CASH FLOWS
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
- -----------------------------------------------------------------------------

                                                                         For the twelve
                                                                      month period ended
                                                                        January 31, 1995
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                              $3,059,000
   Adjustments to reconcile net income to net cash
    provided by operating activities:
     Depreciation of property, plant and equipment                            305,000
     Writedown of net book value of property, plant
        and equipment                                                          15,000
     Changes in operating assets and liabilities:
        Decrease in accounts receivable                                       163,000
        Increase in inventories                                              (423,000)
        Decrease in prepaid expenses and other assets                          29,000
        Decrease in refundable income taxes                                    42,000
        Increase in income taxes payable                                      167,000
        Increase in deferred income taxes                                      (5,000)
        Increase in accounts payable and accrued expenses                     370,000
        Increase in accrued payroll and employee benefits                      91,000
                                                                           ----------
     Net cash provided by operating activities                              3,813,000
                                                                           ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                      (412,000)
                                                                           ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of revolving line of credit                                   (1,000,000)
   Principal payments on long-term debt                                       (87,000)
   Distributions to stockholders                                           (3,741,000)
                                                                           ----------
     Net cash used for financing activities                                (4,828,000)
                                                                           ----------
Decrease in cash and cash equivalents                                      (1,427,000)
Cash and cash equivalents at January 31, 1994                               1,664,000
                                                                           ----------
Cash and cash equivalents at January 31, 1995                              $  237,000
                                                                           ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Cash paid for interest                                                  $   92,000
   Cash refunds received for income taxes                                  $   22,000

                  The accompanying notes are an integral part
                         of these financial statements.

CUSTOM COATING AND LAMINATING CORPORATION
NOTES TO FINANCIAL STATEMENTS
- -----------------------------------------------------------------------------

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        NATURE OF BUSINESS

        Custom Coating and Laminating Corporation (the "Company") was organized under the laws of the Commonwealth of Massachusetts and is engaged in the coating, laminating and conversion of plastics and other products.

        REVENUE RECOGNITION

        Revenue is recognized when goods are shipped.

        RESEARCH AND DEVELOPMENT

        Research, engineering and product development costs are expensed as incurred.

        CASH AND CASH EQUIVALENTS

        The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

        INVENTORIES

        Inventories are stated at the lower of cost or market, cost being determined on the first-in, first-out ("FIFO") basis.

        PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives.

        INCOME TAXES

        For income tax purposes, the Company reports income and expenses on the accrual method of accounting. Since the Company is an S Corporation, the stockholders are required to report their respective shares of the Company's taxable income or loss in their individual federal income tax returns and are personally liable for any related taxes thereon. Accordingly, no provision for federal income taxes is made in the financial statements of the Company.

        The Company accounts for Massachusetts state income taxes in accordance with Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes". The asset and liability approach of FAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under FAS 109, the benefit associated with future deductible temporary differences and operating loss or credit carryforwards is recognized if it is more likely than not that a benefit will be realized. Deferred tax expense (benefit) represents the change in the net deferred tax asset or liability balance.

CUSTOM COATING AND LAMINATING CORPORATION
NOTES TO FINANCIAL STATEMENTS
- -----------------------------------------------------------------------------

   CONCENTRATION OF CREDIT RISK

        One individual customer accounted for greater than 10% of sales during the twelve month period ended January 31, 1995. Net trade receivables due from this customer amounted to $111,000 at January 31, 1995. Management believes its credit policies are prudent and reflect normal industry terms and business risks, and that the Company is not subject to any unusual risks other than the normal credit risk attendant to operating its business. The Company's net trade receivables are considered to be recorded at fair market value at January 31, 1995, as are its trade accounts payable and accrued expenses.


2.  INVENTORIES

        Inventories are summarized as follows:

                                                                          January 31,
                                                                              1995
        Raw materials                                                      $1,174,000
        Work-in-process                                                       494,000
        Finished goods                                                      1,312,000
                                                                           ----------
                                                                           $2,980,000
                                                                           ==========


3.  PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are summarized as follows:

                                                    USEFUL LIFE           JANUARY 31,
                                                     IN YEARS                 1995
        Land                                            ---               $  140,000
        Building and improvements                      25-40               1,450,000
        Leasehold improvements                         25-40                 140,000
        Manufacturing equipment                         5-15               2,289,000
        Computer equipment                              3-5                  219,000
        Office equipment                                5-10                 408,000
                                                                          ----------
                                                                           4,646,000
        Less - accumulated depreciation                                    2,254,000
                                                                          ----------
                                                                          $2,392,000
                                                                          ==========

CUSTOM COATING AND LAMINATING CORPORATION
NOTES TO FINANCIAL STATEMENTS
- -----------------------------------------------------------------------------

4.  REVOLVING LINE OF CREDIT

        The Company has an unsecured revolving line of credit agreement with a bank, expiring during May 1995, under which it can borrow up to $1,500,000, including letters of credit. Borrowings bear interest at the bank's prime rate (8.5% at January 31, 1995) with interest payable monthly. An additional annual loan fee of 1.25% is charged on letters of credit.

        Under the terms of the line of credit agreement, the Company is required to comply with certain covenant requirements and to maintain certain financial ratios, including maintaining a tangible net worth of $5,250,000. The Company is in violation of this tangible net worth covenant at January 31, 1995. However, there are no amounts outstanding under this agreement at January 31, 1995.


5.  LONG-TERM DEBT

        Long-term debt consists of the following:

                                                January 31,
                                                   1995
        Mortgage note payable                    $456,000
        Less - current portion                     87,000
                                                 --------
                                                 $369,000
                                                 ========

        The mortgage note is payable to a bank at 0.5% below the bank's Corporate Base Rate (effective rate of 8% at January 31, 1995). The principal is payable in monthly installments of $7,222, plus interest, through February 1996, at which time the remaining principal plus accrued interest is payable in one final installment. The note is collateralized by a mortgage on real estate and other assets of the Company and is subject to a cross guarantee agreement with an affiliate (Note 9). Under the terms of the note agreement, the Company is required to comply with certain covenants and to maintain a net worth of $2,000,000. The note agreement also requires that the Company maintains a demand deposit account with the bank equivalent to 5% of the principal balance outstanding. In the event that the Company fails to maintain the demand deposit account, the interest rate on the note will revert to the bank's Corporate Base Rate.

        This mortgage note was repaid in conjunction with the acquisition of the Company by Furon Company (see Note 11).

CUSTOM COATING AND LAMINATING CORPORATION
NOTES TO FINANCIAL STATEMENTS
- -----------------------------------------------------------------------------

6.  COMMON STOCK

        The Company and its stockholders are parties to a stock purchase agreement which is effective upon death or disability of a stockholder. The terms of the agreement require the Company to buy from the stockholder or the stockholder's estate, all of the shares owned by the stockholder at that time. The purchase price per share is the greater of the net book value per share, as defined in the agreement, or five times the average net income per share for the five fiscal years preceding the purchase.


7.  INCOME TAXES

        The provision (benefit) for state income taxes is summarized as follows:

                                              FOR THE TWELVE
                                            MONTH PERIOD ENDED
                                             JANUARY 31, 1995
        Current                                  $187,000
        Deferred                                   (5,000)
                                                 --------
                                                 $182,000
                                                 ========

        The Company has gross deferred tax assets and liabilities of $27,000 and $22,000, respectively, at January 31, 1995. The principal components of the deferred tax balances are temporary differences resulting from certain transactions recognized in different periods for financial reporting and tax purposes. These temporary differences relate primarily to depreciation, inventory valuation and reserves.
        The Company's effective tax rate differs from the statutory tax rate for an S Corporation in Massachusetts primarily due to excise taxes on tangible property.


8.  INCENTIVE COMPENSATION PLAN AND PROFIT SHARING PLAN

        The Company had an Incentive Compensation Plan, based on the Company's results, and a Profit Sharing Plan, both of which were discretionary. Accrued liabilities of $90,000 under the Profit Sharing Plan were recorded in the balance sheet at January 31, 1995. No further contributions accrued to these plans subsequent to December 31, 1994.

        During the twelve month period ended January 31, 1995, the Company also paid special bonuses totaling approximately $551,000 to certain management personnel.

CUSTOM COATING AND LAMINATING CORPORATION
NOTES TO FINANCIAL STATEMENTS
- -----------------------------------------------------------------------------

9.  RELATED PARTIES

        The Company leases certain office and production facilities from an affiliate. During the twelve month period ended January 31, 1995, the Company paid the affiliate $293,000 for rental of these facilities. The affiliate financed the purchase of these facilities through a mortgage with a bank. Under the terms of a cross guarantee agreement with the affiliate, the Company was jointly and severally liable with the affiliate for the repayment of amounts due to the bank. This mortgage was repaid in full during the twelve month period ended January 31, 1995.

        This lease agreement was terminated in conjunction with the acquisition of the Company by Furon Company (see Note 11).

        Certain Company-owned property is located, free of charge, on land owned by the affiliate.


10.  COMMITMENTS AND CONTINGENCIES

        LITIGATION

        The Company has been named as a participant in the clean-up of a solvent recovery and disposal site designated as a "Superfund" location by the Environmental Protection Agency. The Company was a relatively small contributor to this site, and the clean-up also involves 255 other entities. The clean-up process is anticipated to occur over several years. As such, the Company's exposure to loss cannot be reasonably determined at January 31, 1995.

        The Company is also a defendant in various other legal actions in the normal course of business. In the opinion of the Company's management (based in part on the advice of outside counsel), the resolution of these actions will not have a material adverse effect on the Company's financial position or results of operations and cash flows.


11.  SUBSEQUENT EVENT

        Effective on the close of business on January 31, 1995, all of the assets and liabilities of the Company, together with those of the affiliate (see Note 9), were acquired by Furon Company. In conjunction with this acquisition, the Company's mortgage note (see Note 6) was repaid and the lease with the affiliate was terminated.

           FURON COMPANY AND CUSTOM COATING & LAMINATING CORPORATION

                            PRO FORMA BALANCE SHEET
                             AS OF JANUARY 28, 1995
                                 (IN THOUSANDS)


The following unaudited pro forma balance sheet reflects the purchase of certain assets of Custom Coating & Laminating Corporation ("CC&L") effective January 31, 1995 by Furon Company. The statement combines the audited consolidated balance sheet of Furon Company at January 28, 1995, and the audited balance sheet of CC&L at January 31, 1995 as if the business combination, which was accounted for as a purchase, was completed as of January 28, 1995.


                                                     Furon Company       CC&L
                                                      January 28,      January 31,    Adjustments
                                                         1995            1995        Debit (Credit)    Pro forma
                                                      ------------     -----------   --------------    ---------
ASSETS

Current assets:
  Cash                                                  $  6,475          $  237        $(6,000) B      $    712
  Accounts receivable                                     48,955           2,050                          51,005
  Inventories                                             31,197           2,980                          34,177
                                                                                           (142) C
  Other current assets                                    15,058              79            (27) A        14,968
                                                        --------          ------        --------        --------
         Total current assets                            101,685           5,346         (6,169)         100,862

Property, plant and equipment:
  Land                                                       456             140            400  B           996
  Buildings and leasehold improvements                    13,868           1,590          3,000  B        18,458
  Machinery and equipment                                 99,718           2,916                         102,634
                                                        --------          ------        -------         --------
                                                         114,042           4,646          3,400          122,088
    Less:  accumulated depreciation                      (61,981)         (2,254)         2,254  B       (61,981)
                                                        --------          ------        -------         --------
         Net property, plant and equipment                52,061           2,392          5,654           60,107

                                                                                            142  C
Intangible assets                                         17,953               -         12,909  B        31,004

Other assets                                               8,174               -                           8,174
                                                        --------          ------        -------         --------
Total assets                                            $179,873          $7,738        $12,536         $200,147
                                                        ========          ======        =======         ========





See accompanying notes to pro forma balance sheet.

           FURON COMPANY AND CUSTOM COATING & LAMINATING CORPORATION

                             AS OF JANUARY 28, 1995
                                 (IN THOUSANDS)




                                                  Furon Company        CC&L
                                                   January 28,      January 31,     Adjustments
                                                      1995             1995        Debit (Credit)    Pro forma
                                                  -------------     -----------    --------------    ---------
LIABILITIES AND STOCKHOLDERS'
EQUITY:

Current liabilities:
  Accounts payable                                   $ 19,093          $1,889       $                $ 20,982
  Salaries, wages and benefits payable                 10,508             385                          10,893
  Current portion of long-term debt                     8,004              87             87  A         8,004
  Other current liabilities                             9,355             167            167  A         9,355
                                                     --------          ------       --------         --------
         Total current liabilities                     46,960           2,528            254           49,234

                                                                                         369  A
Long-term debt                                         12,752             369        (18,000) B        30,752


Other noncurrent liabilities                           28,562              22             22  A        28,562

Stockholders'  equity:

    Common stock                                       36,280              30             30  B        36,280
    Foreign currency translation                          419               -                             419
    Unearned ESOP shares                               (3,112)              -                          (3,112)
    Unearned compensation                                (885)              -                            (885)
    Additional pension liability                         (379)              -                            (379)
                                                                                        (618) A
    Retained earnings                                  59,276           4,789          5,407  B        59,276
                                                     --------          ------       --------         --------
         Total stockholders'  equity                   91,599           4,819          4,819           91,599
                                                     --------          ------       --------         --------
 Total liabilities and stockholders'
  equity                                             $179,873          $7,738       $(12,536)        $200,147
                                                     ========          ======       ========         ========





See accompanying notes to pro forma balance sheet.

           FURON COMPANY AND CUSTOM COATING & LAMINATING CORPORATION

                        NOTES TO PRO FORMA BALANCE SHEET
                             AS OF JANUARY 28, 1995



The pro forma balance sheet adjustments assume that the $24 million purchase price was paid with $18 million of proceeds financed from long-term bank borrowings and $6 million of available cash on hand. The purchase price includes $1.4 million held in escrow to satisfy any claims for indemnification as defined in the Asset Purchase Agreement. Contingent earn-out payments aggregating up to $4 million which may be made to CC&L over the next three fiscal years have not been reflected in the pro forma balance sheet.

A. Elimination of assets not purchased and liabilities not assumed by Furon Company including a mortgage note payable, deferred income tax assets, deferred income tax liabilities, and income taxes payable.

B. Allocation of the purchase price based upon management's best estimate of the fair market value of tangible and intangible assets.


                                                    Adjustments (in thousands)
                                                  -----------------------------
                                                    Debit              Credit
                                                  ---------          ----------
         Cash                                     $                   $ 6,000

         Long-term debt                                                18,000

         Land                                         400

         Buildings and leasehold improvements       3,000

         Accumulated depreciation                   2,254

         Intangible assets                         12,909

         Common stock                                  30

         Retained earnings                          5,407



C.    Reclassification of acquisition costs incurred by Furon.

           FURON COMPANY AND CUSTOM COATING & LAMINATING CORPORATION

                         PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED JANUARY 28, 1995
               (IN THOUSANDS EXCEPT PER SHARE AND SHARE AMOUNTS)

The following unaudited pro forma statement of income reflects the purchase of certain assets of Custom Coating & Laminating Corporation ("CC&L") as if the purchase were consummated on January 29, 1994. This statement combines the audited consolidated statement of income of Furon Company for the year ended January 28, 1995 and the audited statement of income of CC&L for the twelve month period ended January 31, 1995. Pro forma information is provided for comparative purposes, is not necessarily an indication of actual results that would have been achieved had the purchase been consummated at January 29, 1994, and may not be indicative of future results.

                                      Furon Company          CC&L
                                       year ended         year ended
                                       January 28,        January 31,      Adjustments
                                          1995               1995        Debit (Credit)       Pro forma
                                      -------------       -----------    --------------       ----------
Net sales                               $  312,060          $24,017          $                $  336,077
                                                                               (568) B
Cost of sales                              217,827           17,629             100  A           234,988
                                        ----------          -------          ------           ----------
Gross profit                                94,233            6,388            (468)             101,089

Selling, general and administrative                                             522  A
  expenses                                  77,368            3,106            (551) C            80,445

Other (income), net                         (3,126)             (51)            267  E            (2,910)

Interest expense                             2,394               92             844  D             3,330
                                        ----------          -------          ------           ----------
Income before taxes                         17,597            3,241             614               20,224

                                                                               (182) F
Provision for income taxes                   6,159              182             919  F             7,078
                                        ----------          -------          ------           ----------
Net income                              $   11,438          $ 3,059          $1,351           $   13,146
                                        ==========          =======          ======           ==========

Earnings per share:

      Primary                           $     1.27                                            $     1.46
                                        ==========                                            ==========
      Fully diluted                     $     1.27                                            $     1.46
                                        ==========                                            ==========

Weighted average number of
  shares outstanding:

      Primary                            8,992,926                                             8,992,926
      Fully diluted                      8,992,926                                             8,992,926

See accompanying notes to pro forma statement of income.

           FURON COMPANY AND CUSTOM COATING & LAMINATING CORPORATION

                     NOTES TO PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED JANUARY 28, 1995



The pro forma statement of income for the year ended January 28, 1995 gives effect to the following adjustments:

A. Net increased depreciation and amortization expenses resulting from the step-up of tangible and intangible assets to fair market value. Based on management's best estimate, the estimated useful lives of these assets are as follows:

                                                        Years of Life
                                                        -------------
                 Buildings                                    30
                 Machinery and equipment                     3-12
                 Intangible assets                            25

B. Elimination of $293,000 rental expense for land and buildings previously owned by a related party of CC&L which were purchased by Furon, and elimination of $275,000 of special bonuses paid to stockholders of CC&L.

C.    Elimination of special bonuses paid by CC&L to key managers.

D. $936,000 additional interest expense based on $18 million of additional borrowing under Furon's revolving credit facility (based on 3 month LIBOR rates ranging from 4.05% to 6.35% during the period), net of $92,000 mortgage interest incurred by CC&L (mortgage not assumed by Furon).

E. Reduction in interest income on short-term investments based on $6 million of cash used in the acquisition at 4.45%.

F. Elimination of state income taxes payable by CC&L (an S Corporation), and provision of income taxes payable by Furon on the pro forma adjusted income before taxes of CC&L (at Furon's effective tax rate.)

In January 1995, two major customers discontinued purchasing certain products from CC&L. Total sales to these customers, when combined, accounted for $11 million in sales (and $3.8 million gross profit), the majority of which related to the discontinued products, in the twelve month period ended January 28, 1995. Since these events are unrelated to the acquisition of CC&L by Furon, no adjustment has been made to the accompanying pro forma income statement.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FURON COMPANY,
                                           a California corporation


Date:   April 12, 1995                     By:     /S/ MONTY A. HOUDESHELL
                                                   ------------------------
                                           Name:   Monty A. Houdeshell
                                           Title:  Vice President, Chief
                                                   Financial Officer and
                                                   Treasurer

                               INDEX TO EXHIBITS

                                                                   Page
                                                                  Number
                                                                  ------
         23      Consent of Independent Accountants                 19